EXHIBIT 10.9

Execution Form

WAIVER AND EIGHTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

        This Waiver and Eighth Amendment to Fourth Amended and Restated Credit Agreement (this “Amendment”) dated as of October 31, 2003 (the “Amendment Effective Date”), is by and among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Borrower”), each Bank (as defined in the Credit Agreement referred to below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), individually, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and as letter of credit issuing bank (in such capacity, together with its successors in such capacity, the “Issuer”), CIBC INC., individually and as syndication agent (in such capacity together with its successors in such capacity, the “Syndication Agent”), and BNP PARIBAS, a French bank acting through its Houston Agency, individually and as documentation agent (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S:

        WHEREAS, the Borrower, each Bank then a party, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent (collectively, the “Agents”), and the Issuer have heretofore entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2002 (the “Original Credit Agreement”), pursuant to which the Banks have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

        WHEREAS, the Original Credit Agreement has been amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of April 19, 2002, and by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of July 3, 2002, and by that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of August 28, 2002, and by that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of September 6, 2002, and by that certain Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of November 20, 2002, and by that certain Waiver and Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 2, 2003 (the “Sixth Amendment”), and by that certain Seventh Amendment to Fourth Amended and Restated Credit Agreement dated as of August 8, 2003, (the Original Credit Agreement, as so amended, and as otherwise amended from time to time prior to the Amendment Effective Date, the “Credit Agreement”); and

        WHEREAS, the Borrower has requested that the Banks, the Agents and the Issuer waive the provisions of Section 7.2.6 of the Credit Agreement, which limits certain Restricted Payments (as defined therein), in order to permit the Borrower to redeem and retire notes issued under the 1997 Indenture (“1997 Notes”) in an aggregate principal amount of up to $60,000,000 from and after the Amendment Effective Date until (and including) December 31, 2003 (the “Second Permitted 2003 Redemption”); and

        WHEREAS, the Borrower has requested that the Credit Agreement be amended to allow Bank of America, N.A. (“BofA”), and Société Générale (“SocGen”; and together with BofA, collectively, the “New Banks”) to become “Banks” party to the Credit Agreement, as set forth herein; and

        WHEREAS, the Borrower also proposes that certain other amendments and modifications be made to the Credit Agreement as set forth herein; and

        WHEREAS, subject to the terms and conditions of this Amendment, the Banks party to the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Banks”), the New Banks, the Agents and the Issuer have agreed to enter into this Amendment in order to effectuate such amendments and modifications;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

        Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended by deleting the existing Schedule III-B to the Credit Agreement and inserting in its place as the new Schedule III-B to the Credit Agreement the text contained in Attachment 1 attached to this Amendment.

        Section 3.  BofA and SocGen as Banks.

(a)	Upon the effectiveness of this Amendment and by its execution and delivery hereof, each of BofA and SocGen shall be deemed automatically to have become a party to the Credit Agreement, shall have all the rights and obligations of a “Bank” under the Credit Agreement and the other Loan Documents as if each were an original signatory thereto, and shall agree, and does hereby agree, to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Banks are a party, in each case, as if each were an original signatory thereto.

(b)	Each of BofA and SocGen (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Issuer, any Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth herein is its legal name; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 4.6(b) of the Credit Agreement.

(c)	Each of BofA and SocGen hereby advises each other party hereto that its respective address for notices, its respective Domestic Lending Office and its respective LIBOR Office shall be as set forth below its name on Attachment 2 hereto.

        Section 4.  Waiver of Section 7.2.6 of Credit Agreement.

(a)	Section 7.2.6 of the Credit Agreement, which restricts the Borrower and any of its Restricted Subsidiaries from making any payment or prepayment of principal of, or making any payment of interest on, any Indebtedness on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Indebtedness, or which would violate the subordination provisions of any Subordinated Debt (except as expressly permitted by Section 7.2.6 of the Credit Agreement or as otherwise permitted in writing by the Administrative Agent with the consent of the Majority Banks), is hereby waived insofar as, and only insofar as, the Borrower shall be permitted to redeem and retire 1997 Notes in an aggregate principal amount of up to $60,000,000 during the period from and after the Amendment Effective Date until (and including) December 31, 2003, which Second Permitted 2003 Redemption may be funded, if necessary, with the proceeds of Loans made under the Credit Agreement; provided, however, that no Event of Default shall have occurred and be continuing as of the date of such redemption and retirement.

(b)	The parties hereto acknowledge and agree that the redemption of 1997 Notes by the Borrower as permitted by this Section 4 shall not reduce the remaining availability of the Borrower or its Restricted Subsidiaries to make other Restricted Payments in accordance with, and to the extent permitted by, Section 7.2.6 of the Credit Agreement.

        Section 5.   Increase of Borrowing Base; Restriction on Borrowing Availability.

(a)	Subject to the restrictions on availability set forth in clause (b) of this Section 5, the Borrowing Base shall be increased to $350,000,000 from and after the Amendment Effective Date until the Borrowing Base shall either be (i) reduced in accordance with clause (c) of this Section 5 or (ii) otherwise redetermined in accordance with the Credit Agreement.

(b)	Notwithstanding anything to the contrary in the Credit Agreement or this Amendment, the Borrower covenants and agrees that from and after the Amendment Effective Date until December 31, 2003, the Borrower shall maintain at all times sufficient availability under the Credit Agreement to redeem and retire 1997 Notes in a principal amount equal to the positive difference (if any) of (i) $50,000,000, minus (ii) the principal amount of all 1997 Notes redeemed or retired by the Borrower from and after the Amendment Effective Date as part of the Second Permitted 2003 Redemption, as evidenced by the written confirmation delivered in accordance with Section 8.

(c)	Unless the Borrowing Base shall have been redetermined in accordance with the Credit Agreement (in which case this Section 5(c) shall automatically become void), the Borrowing Base shall be redetermined automatically on January 1, 2004, to equal the lesser of (i) $350,000,000, and (ii) the sum of (A) $300,000,000 plus (B) the aggregate principal amount of 1997 Notes redeemed and retired as part of the Second Permitted 2003 Redemption (which aggregate principal amount shall be evidenced by the written confirmation delivered in accordance with Section 8), until the Borrowing Base shall be redetermined in accordance with the Credit Agreement.

(d)	Both the Borrower, on the one hand, and the Administrative Agent and the Banks, on the other hand, agree that neither of the redeterminations of, or adjustments to, the Borrowing Base pursuant to clauses (a) and (c) of this Section 5 shall constitute a special redetermination of the Borrowing Base pursuant to Section 2.8.3 of the Credit Agreement.

        Section 6.  Covenant to Redeem and Retire. The Borrower covenants and agrees that:

(a)	so long as the aggregate principal amount of 1997 Notes redeemed as part of the Second Permitted 2003 Redemption is less than $50,000,000, the Borrower shall use the proceeds of any Loans under the Credit Agreement that, after giving effect to such Loans, would cause the aggregate amount of all Loans and all Letter Credit Liabilities then outstanding to exceed $300,000,000, only to redeem and retire 1997 Notes (including the payment of any reasonable and customary costs, expenses and fees associated therewith) and for no other purpose;

(b)	so long as the aggregate principal amount of 1997 Notes redeemed as part of the Second Permitted 2003 Redemption is less than $50,000,000, any Borrowing Request submitted by the Borrower that would cause the aggregate outstanding principal amount of all Loans plus the aggregate amount of all Letter of Credit Liabilities to exceed $300,000,000 (after giving effect to such Borrowing) shall specifically direct that all of the proceeds of such Borrowing shall be deposited into an account at a depository institution for the purposes of redeeming and retiring the 1997 Notes, provided that such depository institution and the type and nature of such account shall both be acceptable to the Administrative Agent;

(c)	promptly following the Amendment Effective Date the Borrower shall cause all 1997 Notes previously repurchased by the Borrower or any Subsidiary of the Borrower to be retired in accordance with the provisions of the 1997 Indenture.

        Section 7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Agents, the Issuer and each Bank (including each New Bank), and duly acknowledged by each of the Guarantors.

(b)	Replacement Notes. The Borrower shall deliver to the Administrative Agent on behalf of each Bank listed on Attachment 1 hereto a promissory note dated the Effective Date and payable to each such Bank in a maximum principal amount equal to such Bank’s Percentage (as shown on Attachment 1 hereto) of Five Hundred Million Dollars, which Note shall be a renewal and replacement of, and shall be given in substitution and exchange for, but not in payment of, those Notes held by each Existing Bank (as defined below) prior to the effectiveness of this Amendment.

(c)	Other Conditions. The Borrower shall have confirmed and acknowledged to the Agents, the Issuer and the Banks, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Banks, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

        Section 8. Condition Subsequent. Promptly following the redemption and retirement of any 1997 Notes, the Borrower covenants to deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the principal amount of all 1997 Notes that have been redeemed and retired by the Borrower since the Amendment Effective Date in accordance with the 1997 Indenture, together with such other related materials evidencing such redemption and retirement as the Administrative Agent may request in its sole discretion.

        Section 9. Fees. Concurrently with the effectiveness of this Amendment, the Borrower shall pay to the Administrative Agent:

(a)	for the account of each Existing Bank that approves this Amendment (as evidenced by such Existing Bank’s execution and delivery of a signature page to this Amendment), a fee equal to one-twentieth of one percent (0.050%) of such Existing Bank’s respective Percentage immediately prior to the effectiveness of this Amendment of $300,000,000;

(b)	for the account of each Existing Bank that approves this Amendment (as evidenced by such Existing Bank’s execution and delivery of a signature page to this Amendment), a fee equal to one-fourth of one percent (0.250%) of the positive difference, if any, of (i) each Existing Bank’s respective Percentage immediately after giving effect to this Amendment of $350,000,000, minus (ii) each Existing Bank’s respective Percentage immediately prior to the effectiveness of this Amendment of $300,000,000; and

(c)	for the account of each New Bank, a fee equal to one-fourth of one percent (0.250%) of each New Bank’s respective Percentage immediately after giving effect to this Amendment of $350,000,000.

        Section 10. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

        Section 11. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 10.3 of the Credit Agreement.

        Section 12.   Renewal and Continuation of Existing Loans. Upon the effectiveness of this Amendment:

(a)	All of the Obligations outstanding under the Credit Agreement as of the date of such effectiveness shall hereby be restructured, rearranged, renewed, extended and continued under the Credit Agreement (as amended hereby) and all Loans outstanding under the Credit Agreement as of the date of such effectiveness shall hereby become Loans outstanding under the Credit Agreement (as amended hereby).

(b)	In connection herewith, the Existing Banks hereby sell, assign, transfer and convey, and each of BofA and SocGen hereby purchases and accepts, so much of the aggregate Commitments under, Loans outstanding under, and participations in Letters of Credit issued pursuant to, the Credit Agreement such that the Percentage of each Bank (including the Existing Banks and each of BofA and SocGen) shall be as set forth on Schedule III-B to the Credit Agreement (as amended hereby). The foregoing assignments, transfers and conveyances are without recourse to the Existing Banks and without any warranties whatsoever by any Agent, the Issuer or any Existing Bank as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Bank that it has not previously sold, transferred, conveyed or encumbered such interests.

        Section 13. Termination of Waiver for Permitted Refinancing Redemption. The waiver set forth in Section 5(a)(ii) of the Sixth Amendment, which permitted the Borrower or any Restricted Subsidiary to redeem and retire 1997 Notes in an aggregate principal amount of up to $60,000,000, with the proceeds of the Permitted Refinancing Securities (as defined in the Sixth Amendment), is hereby terminated on and as of the Amendment Effective Date.

        Section 14. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Banks under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 15. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

        Section 16. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

        Section 17. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Issuer, the Banks and the Borrower and their respective successors and assigns.

        Section 18. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 19. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER: MAGNUM HUNTER RESOURCES, INC. By:/s/Chris Tong Name: Chris Tong Title: Senior Vice President Chief Financial Officer
AGENTS, BANKS AND ISSUER:

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as Administrative Agent, Collateral Agent, Issuer and a Bank

By: ________________________
      Name:
      Title:

CIBC INC., as Syndication Agent and a Bank By: ________________________ Name: Title:

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BNP PARIBAS, as Documentation Agent and a Bank By:_____________________ Name: Title: - and - By:_____________________ Name: Title:
FORTIS CAPITAL CORP., as a Bank By:_____________________ Name: Title: - and - By:_____________________ Name: Title:
BANK OF SCOTLAND, as a Bank By: ________________________ Name: Title:
BANK OF NOVA SCOTIA, as a Bank By: ________________________ Name: Title:

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UNION BANK OF CALIFORNIA, N.A., as a Bank By: ________________________ Name: Title:
COMPASS BANK, as a Bank By: ________________________ Name: Title:
COMERICA BANK, successor by merger to Comerica Bank - Texas, as a Bank By: ________________________ Name: Title:
WASHINGTON MUTUAL BANK, FA, as a Bank By: __________________________ Name: Title:
HIBERNIA NATIONAL BANK, as a Bank By: __________________________ Name: Title:

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U.S. BANK NATIONAL ASSOCIATION, as a Bank By: __________________________ Name: Title:
BMO NESBITT BURNS FINANCING, INC., as a Bank By: __________________________ Name: Title:
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank By: __________________________ Name: Title:
SOUTHWEST BANK OF TEXAS N.A., as a Bank By: __________________________ Name: Title:
STERLING BANK, as a Bank By: __________________________ Name: Title:

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BANK OF AMERICA, N.A., as a Bank By: __________________________ Name: Title:
SOCIETE GENERALE, as a Bank By: __________________________ Name: Title:

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      ACKNOWLEDGMENT BY GUARANTORS

        Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Waiver and Eighth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 31, 2003 (the “Eighth Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Eighth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Eighth Amendment.

        Executed to be effective as of October 31, 2003.

GUARANTORS:

HUNTER GAS GATHERING, INC.
GRUY PETROLEUM MANAGEMENT CO.
MAGNUM HUNTER PRODUCTION, INC.
CONMAG ENERGY CORPORATION
TRAPMAR PROPERTIES, INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY
PEC (DELAWARE), INC.
OKLAHOMA GAS PROCESSING, INC.

By: /s/Chris Tong
     Name:     Chris Tong
     Title:       Senior Vice President and
                     Chief Financial Officer

PRIZE ENERGY RESOURCES, L.P. By: Prize Operating Company, as its general partner By:_________________________ Name: Senior Vice President and Chief Financial Officer

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ATTACHMENT 1

Schedule III-B>

PERCENTAGES

Bank	Percentage
Deutsche Bank Trust Company Americas	6	.742857143%
CIBC Inc.	6	.742857143%
BNP Paribas	6	.742857143%
Fortis Capital Corp.	6	.742857143%
Bank of Nova Scotia	6	.742857143%
Bank of Scotland	6	.742857143%
BMO Nesbitt Burns Financing, Inc.	6	.742857143%
Union Bank of California, N.A	5	.714285713%
Washington Mutual Bank, FA	6	.514285714%
Australia and New Zealand Banking Group Limited	6	.000000000%
Comerica Bank	4	.800000000%
Compass Bank	4	.800000000%
U.S. Bank National Association	4	.800000000%
Hibernia National Bank	3	.885714286%
Southwest Bank of Texas, N.A	3	.742857143%
Sterling Bank	2	.257142857%
Bank of America, N.A	6	.428571429%
Societe Generale	3	.857142857%
Total	100	.000000000%

Attachment 1 - Page 1

ATTACHMENT 2

Address for Notices: Institution Name: Attention: Telephone: Facsimile:	BANK OF AMERICA, N.A. Bank of America, N.A. Steven A. Mackenzie 901 Main Street, 67th Floor Dallas, Texas 75202 (214) 209-3680 (214) 209-3140
Domestic Office: Telephone: Facsimile:	Sharlette Wright 901 Main Street, 67th Floor Dallas, Texas 75202 (214) 209-1150 (214) 209-3140
LIBOR Office: Telephone: Facsimile:	Sharlette Wright 901 Main Street, 67th Floor Dallas, Texas 75202 (214) 209-1150 (214) 209-3140

Attachment 2 - Page 1

Address for Notices: Institution Name: Attention: Telephone: Facsimile:	SOCIETE GENERALE Societe Generale Mary McCormack 560 Lexington Avenue, 4th Floor New York, New York 10022 (212) 278-6128 (212) 278-6240
With a Copy to: Attention: Telephone: Facsimile:	Spencer Smith 1111 Bagby, Suite 2020 Houston, Texas 77002 (713) 759-6301 (713) 650-0824
Domestic Office:	2001 Ross Avenue, Suite 4800 Dallas, Texas 75201
LIBOR Office:	2001 Ross Avenue, Suite 4800 Dallas, Texas 75201

Attachment 2 - Page 2